UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 14, 2014

MEDIJANE HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2011 Ken Pratt Blvd., Suite 210, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (855) 933-3499

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 3.02

Unregistered Sales of Equity Securities

On March 14, 2014, MediJane Holdings Inc. (the “Company”) entered into a License Agreement with Phoenix Bio Pharmaceuticals Corporation (“Phoenix Bio Pharm”).

Pursuant to the License Agreement, Phoenix Bio Pharm has granted to the Company an exclusive license for the territory of North America to exploit all presently owned and after-acquired intellectual property rights and know-how of Phoenix Bio Pharm related to certain medical cannabinoid products and delivery systems for the treatment and management of illnesses.  Products falling under the license will include the following medicinal cannabis products: transdermal patches, orally administered extracts, concentrated extracts for vaporisers and inhalers, sublingual and buccal dispensing products and extraction technology, suppository delivery systems, salves, creams, gels, lotions, and liquid extracts, and any products or active ingredients sources through Phoenix Bio Pharm affiliates or third party suppliers or licensors.

The Company will also have the right to sublicense the rights acquired pursuant to the License Agreement and to use and develop copyrighted materials of Phoenix Bio Pharm for marketing and distribution purposes.

In consideration of the acquired license, the Company issued 26,000,000 shares of its common stock to Phoenix Bio Pharm. These shares were issued pursuant to an exemption from registration relying on the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

Item 9.01

Financial Statements and Exhibits

10.1	License Agreement with Phoenix Bio Pharmaceuticals Corporation dated March 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIJANE HOLDINGS INC.

/s/ Ronald Lusk
Ronald Lusk
President and Director
Date: March 18, 2014

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